The information in this preliminary pricing supplement is not complete and may be changed. We may not sell these securities until the pricing supplement, the accompanying product supplement, the index supplement and the accompanying prospectus (collectively, the “Offering Documents”) are delivered in final form. The Offering Documents are not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion

February 2025

Preliminary Pricing Supplement

Dated February 27, 2025

Registration Statement No. 333-283672

Filed pursuant to Rule 424(b)(2)

(To Prospectus dated February 6, 2025, Index Supplement dated February 6, 2025 and Product Supplement dated February 6, 2025)

Structured Investments

Opportunities in U.S. Equities

Trigger Callable Contingent Yield Securities due on or about March 4, 2027

$• Based on the worst performing of the Russell 2000® Index, the S&P 500® Index and the EURO STOXX 50® Index

UBS AG Trigger Callable Contingent Yield Securities (the “securities”) are unsubordinated, unsecured debt obligations issued by UBS AG (“UBS” or the “issuer”) linked to the worst performing of the Russell 2000® Index, the S&P 500® Index and the EURO STOXX 50® Index (each an “underlying index” and together the “underlying indices”). If the closing level of each underlying index is equal to or greater than 70% of its initial index level, which we refer to as its coupon barrier, on the applicable coupon observation date, UBS will pay you a contingent coupon on the corresponding coupon payment date. If the closing level of any underlying index is less than its coupon barrier on the applicable coupon observation date, no contingent coupon will be paid on the corresponding coupon payment date. UBS may elect, on or before any applicable coupon observation date (other than the final valuation date), to call the securities at its discretion in whole, but not in part (an “issuer call”), on the coupon payment date corresponding to such coupon observation date (the “call settlement date”), regardless of the closing levels of the underlying indices on such coupon observation date. If UBS elects to call the securities prior to maturity, UBS will pay you on the call settlement date a cash payment per security equal to the stated principal amount plus any contingent coupon otherwise due, and no further payments will be made on the securities. If UBS does not elect to call the securities and the final index level of each underlying index is equal to or greater than 70% of its initial index level, which we refer to as its trigger level, at maturity UBS will pay you a cash payment per security equal to the stated principal amount, in addition to any contingent coupon otherwise due. If, however, UBS does not elect to call the securities and the final index level of any underlying index is less than its trigger level, UBS will pay you less than the full stated principal amount per security, if anything, at maturity, resulting in a loss on your initial investment that is proportionate to the percentage decline of the underlying index with the largest percentage decline from its initial index level to its final index level (the “worst performing underlying index”) and you will lose a significant portion or all of your initial investment. The securities are for investors who are willing to risk their principal and seek interest at a potentially above-market rate in exchange for the risk of receiving few or no contingent coupons if the closing level of any underlying index is less than its coupon barrier on one or more coupon observation dates and the risk of an early call at UBS’ discretion. Investing in the securities involves significant risks. You will lose a significant portion or all of your initial investment if UBS does not elect to call the securities and the final index level of any underlying index is less than its trigger level. The securities will not pay a contingent coupon on a coupon payment date if the closing level of any underlying index is less than its coupon barrier on the corresponding coupon observation date. UBS may elect to call the securities at its discretion regardless of the performance of the underlying indices. Higher contingent coupon rates are generally associated with a greater risk of loss. Investors will not participate in any appreciation of any of the underlying indices. The contingent repayment of principal only applies if you hold the securities until the call settlement date or the maturity date, as applicable. Any payment on the securities, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its obligations you may not receive any amounts owed to you under the securities and you could lose all of your initial investment.

SUMMARY TERMS
Issuer:	UBS AG London Branch
Underlying indices:	Russell 2000® Index (Bloomberg Ticker: “RTY”) S&P 500® Index (Bloomberg Ticker: “SPX”) EURO STOXX 50® Index (Bloomberg Ticker: “SX5E”)
Aggregate principal amount:	$●
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security (see “Commissions and issue price” below)
Term:

Approximately 24 months, unless called earlier. In the event that we make any change to the expected trade date and settlement date, the calculation agent may adjust the coupon observation dates, as well as the final valuation date and the related coupon payment dates (including the maturity date) to ensure that the stated term of the securities remains the same.

Trade date:	Expected to be February 28, 2025
Settlement date:

Expected to be March 5, 2025 (3 business days after the trade date). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in one business day (T+1), unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade the securities in the secondary market on any date prior to one business day before delivery of the securities will be required, by virtue of the fact that each security initially will settle in three business days (T+3), to specify alternative settlement arrangements to prevent a failed settlement of the secondary market trade.

Maturity date:

Expected to be March 4, 2027, subject to postponement for certain market disruption events and as described under “General Terms of the Securities — Market Disruption Events” and “— Payment Dates — Maturity Date” in the accompanying product supplement.

Issuer call feature:

UBS may elect, on or before any coupon observation date (other than the final valuation date), to call the securities at its discretion in whole, but not in part (an “issuer call”), on the coupon payment date corresponding to such coupon observation date (the “call settlement date”), regardless of the closing levels of the underlying indices on such coupon observation date.

Issuer call amount:

If UBS elects to call the securities, UBS will pay you on the call settlement date a cash payment per security equal to the stated principal amount plus any contingent coupon otherwise due, and no further payments will be made on the securities.

Contingent coupon:

●If the closing level of each underlying index is equal to or greater than its coupon barrier on the applicable coupon observation date (including the final valuation date), UBS will pay you the contingent coupon for that coupon observation date on the corresponding coupon payment date.

●If the closing level of any underlying index is less than its coupon barrier on the applicable coupon observation date, the contingent coupon for that coupon observation date will not accrue or be payable and UBS will not make any payment to you on the corresponding coupon payment date.

The contingent coupon is a fixed amount based upon equal quarterly installments at the contingent coupon rate.

The contingent coupon per security that would be applicable to each coupon payment date for which the closing level of each underlying index is equal to or greater than its coupon barrier on the applicable coupon observation date will be: $25.00

Contingent coupons on the securities are not guaranteed. UBS will not pay you the contingent coupon for any coupon observation date on which the closing level of any underlying index is less than its coupon barrier.

Contingent coupon rate:	The contingent coupon rate is 10.00% per annum.
Coupon observation dates:

May 28, 2025, August 28, 2025, November 28, 2025, March 2, 2026, May 28, 2026, August 28, 2026, November 30, 2026 and March 1, 2027, subject to postponement for non-trading days and certain market disruption events (as described under “General Terms of the Securities — Valuation Date — Final Valuation Date” and “— Market Disruption Events” in the accompanying product supplement). We also refer to March 1, 2027 as the final valuation date. References in the accompanying product supplement to one or more “valuation dates” shall mean the coupon observation dates for purposes of the market disruption event provisions in the accompanying product supplement.

Coupon payment dates:

June 2, 2025, September 3, 2025, December 3, 2025, March 5, 2026, June 2, 2026, September 2, 2026, December 3, 2026 and the maturity date, subject to postponement for non-business days and as described under “General Terms of the Securities — Payment Dates” and “— Maturity Date” in the accompanying product supplement. References in the accompanying product supplement to one or more “payment dates” shall mean the coupon payment dates for purposes of the market disruption event provisions in the accompanying product supplement.

Payment at maturity:

●If UBS does not elect to call the securities and the final index level of each underlying index is equal to or greater than its trigger level, UBS will pay you a cash payment per security on the maturity date equal to the stated principal amount of $1,000 plus any contingent coupon otherwise due on the maturity date.

●If UBS does not elect to call the securities and the final index level of any underlying index is less than its trigger level, UBS will pay you a cash payment per security on the maturity date that is significantly less than the stated principal amount, if anything, equal to:

$1,000 × (1 + Underlying Return of the Worst Performing Underlying Index)

You will lose a significant portion or all of your initial investment if UBS does not elect to call the securities and the final index level of any underlying index is less than its trigger level.

Underlying return:	With respect to each underlying index, the quotient, expressed as a percentage, of the following formula: (final index level − initial index level) / initial index level.
Worst performing underlying index:	The underlying index with the lowest underlying return as compared to any other underlying index.
Final index level:	The closing level of each underlying index on the final valuation date, as determined by the calculation agent.
Initial index level:

•, which is the closing level of the Russell 2000® Index on the trade date

•, which is the closing level of the S&P 500® Index on the trade date

•, which is the closing level of the EURO STOXX 50® Index on the trade date

Coupon barrier:

•, which is equal to 70% of the initial index level of the Russell 2000® Index

•, which is equal to 70% of the initial index level of the S&P 500® Index

•, which is equal to 70% of the initial index level of the EURO STOXX 50® Index

Trigger level:

•, which is equal to 70% of the initial index level of the Russell 2000® Index

•, which is equal to 70% of the initial index level of the S&P 500® Index

•, which is equal to 70% of the initial index level of the EURO STOXX 50® Index

CUSIP/ISIN:	90308VEG2 / US90308VEG23
Listing:	The securities will not be listed or displayed on any securities exchange or electronic communications network.
Calculation agent:	UBS Securities LLC
Commissions and issue price:	Price to Public(1)	Fees and Commissions(1)	Proceeds to Issuer
Per security:	100.00%	0.8000%(a)	98.9333%
+0.2667%(b)
1.0667%
Total:	$•	$•	$•

(1)UBS Securities LLC will purchase from UBS AG the securities at the price to public less a fee of $10.667 per $1,000.00 stated principal amount of securities. UBS Securities LLC will agree to resell all of the securities to Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”) at an underwriting discount which reflects:

(a)a fixed sales commission of $8.00 per $1,000.00 stated principal amount of securities that Morgan Stanley Wealth Management sells and

(b)a fixed structuring fee of $2.667 per $1,000.00 stated principal amount of securities that Morgan Stanley Wealth Management sells, each payable to Morgan Stanley Wealth Management. See “Supplemental information regarding plan of distribution (conflicts of interest); secondary markets (if any)”.

The estimated initial value of the securities as of the trade date is expected to be between $942.60 and $972.60. The range of the estimated initial value of the securities was determined on the date hereof by reference to UBS’ internal pricing models, inclusive of the internal funding rate. For more information about secondary market offers and the estimated initial value of the securities, see “Risk Factors — Estimated Value Considerations” and “— Risks Relating to Liquidity and Secondary Market Price Considerations” beginning on page 15 of this document. The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 11 herein and “Risk Factors” beginning on page PS-9 of the accompanying product supplement.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this document, the accompanying product supplement, the accompanying index supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense. The securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency. You should read this document together with the accompanying product supplement, the accompanying index supplement and the accompanying prospectus, each of which can be accessed via the hyperlinks below, before you decide to invest.

Product supplement dated February 6, 2025	Index supplement dated February 6, 2025	Prospectus dated February 6, 2025

$• Trigger Callable Contingent Yield Securities due on or about March 4, 2027

Based on the worst performing of the Russell 2000® Index, the S&P 500® Index and the EURO STOXX 50® Index

Additional Information About UBS and the Securities

UBS AG (“UBS”) has filed a registration statement (including a prospectus as supplemented by a product supplement and an index supplement) with the Securities and Exchange Commission (the “SEC”) for the securities to which this document relates. You should read these documents and any other documents relating to this offering that UBS has filed with the SEC for more complete information about UBS and this offering. You may obtain these documents for free from the SEC website at www.sec.gov. Our Central Index Key, or CIK, on the SEC web site is 0001114446.

You may access these documents on the SEC website at www.sec.gov as follows:

♦Prospectus dated February 6, 2025:
http://www.sec.gov/Archives/edgar/data/1114446/000119312525021845/d936490d424b3.htm

♦Index supplement dated February 6, 2025:
http://www.sec.gov/Archives/edgar/data/1114446/000183988225007688/ubs_424b2-03745.htm

♦Product Supplement dated February 6, 2025:
http://www.sec.gov/Archives/edgar/data/1114446/000183988225007685/ubs_424b2-03670.htm

References to “UBS”, “we”, “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries. In this document, the “securities” refer to the Trigger Callable Contingent Yield Securities that are offered hereby. Also, references to the “accompanying prospectus” mean the UBS prospectus titled “Debt Securities and Warrants”, dated February 6, 2025, references to the “accompanying index supplement” mean the UBS index supplement, dated February 6, 2025 and references to the “accompanying product supplement” mean the UBS product supplement titled “Market-Linked Securities Product Supplement”, dated February 6, 2025.

You should rely only on the information incorporated by reference or provided in this document, the accompanying product supplement, the accompanying index supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this document, the accompanying product supplement, the accompanying index supplement or the accompanying prospectus is accurate as of any date other than the date on the front of the document.

UBS reserves the right to change the terms of, or reject any offer to purchase, the securities prior to their issuance. In the event of any changes to the terms of the securities, UBS will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case UBS may reject your offer to purchase.

In the event of any discrepancies between this document, the accompanying product supplement, the accompanying index supplement and the accompanying prospectus, the following hierarchy will govern: first, this document; second, the accompanying product supplement; third the accompanying index supplement; and finally, the accompanying prospectus.

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$• Trigger Callable Contingent Yield Securities due on or about March 4, 2027

Based on the worst performing of the Russell 2000® Index, the S&P 500® Index and the EURO STOXX 50® Index

Investment Summary

The Trigger Callable Contingent Yield Securities due on or about March 4, 2027 based on the worst performing of the Russell 2000® Index, the S&P 500® Index and the EURO STOXX 50® Index, which we refer to as the securities, provide an opportunity for investors to earn a contingent coupon, which will be an amount equal to $25.00 (equivalent to 10.00% per annum of the stated principal amount) per security, but only if the closing level of each underlying index is equal to or greater than 70% of its respective initial index level, which we refer to as its coupon barrier, on the applicable coupon observation date. The contingent coupon, if any, will be payable on the corresponding coupon payment date. It is possible that the closing levels of one or more of the underlying indices could remain below their respective coupon barriers for extended periods of time or even throughout the term of the securities so that you may receive few or no contingent coupons. If the closing level of any underlying index is less than its coupon barrier on the applicable coupon observation date, the contingent coupon for that coupon observation date will not accrue or be payable and UBS will not make any payment to you on the corresponding coupon payment date.

UBS may elect, on or before any applicable coupon observation date (other than the final valuation date), to call the securities at its discretion in whole, but not in part (an “issuer call”), on the coupon payment date corresponding to such coupon observation date (the “call settlement date”), regardless of the closing levels of the underlying indices on such coupon observation date. If UBS elects to call the securities, UBS will pay you on the call settlement date a cash payment per security equal to the stated principal amount plus any contingent coupon otherwise due, and no further payments will be made on the securities. If UBS does not elect to call the securities and the final index level of each underlying index is equal to or greater than 70% of its respective initial index level, which we refer to as its trigger level, UBS will pay you a cash payment per security on the maturity date equal to the stated principal amount of $1,000 plus any contingent coupon otherwise due on the maturity date. If UBS does not elect to call the securities and the final index level of any underlying index is less than its trigger level, UBS will pay you a cash payment per security on the maturity date that is significantly less than the stated principal amount, if anything, equal to: (i) the stated principal amount times (ii) one plus the underlying return of the worst performing underlying index. You will lose a significant portion or all of your initial investment if UBS does not elect to call the securities and the final index level of any underlying index is less than its trigger level. The value of such cash payment will be significantly less than the stated principal amount of the securities and could be zero. Investors in the securities must be willing to accept the risk of losing a significant portion or all of their initial investment and also the risk of not receiving any contingent coupons. In addition, investors will not participate in any appreciation of the underlying indices.

UBS may elect to call the securities at its discretion prior to the maturity date. UBS is less likely to exercise its issuer call right when the closing level of any of the underlying indices is less than its coupon barrier. As such, UBS will be more likely to exercise its issuer call right when the closing level of each underlying index is equal to or greater than its coupon barrier, which would otherwise result in an amount of interest payable on the securities that is greater than instruments of a comparable maturity and credit rating trading in the market. On the other hand, UBS will be less likely to exercise its issuer call right when the closing level of any underlying index is less than its coupon barrier and/or when the final index level of any underlying index is expected to be less than its trigger level, such that you will receive no contingent coupons and/or that you will suffer a significant loss on your initial investment in the securities at maturity. Therefore, if UBS does not exercise its issuer call right, it is more likely that you will receive few or no contingent coupons and suffer a significant loss at maturity.

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$• Trigger Callable Contingent Yield Securities due on or about March 4, 2027

Based on the worst performing of the Russell 2000® Index, the S&P 500® Index and the EURO STOXX 50® Index

Key Investment Rationale

The securities do not guarantee the payment of interest or the repayment of the stated principal amount. Instead, the securities offer the opportunity for investors to earn a contingent coupon equal to $25.00 (equivalent to 10.00% per annum of the stated principal amount) per security, but only if the closing level of each underlying index is equal to or greater than 70% of its respective initial index level, which we refer to as the coupon barrier, on the applicable coupon observation date. UBS may elect, on or before any applicable coupon observation date (other than the final valuation date), to call the securities at its discretion in whole, but not in part, on the call settlement date for a cash payment equal to the stated principal amount per security plus any contingent coupon otherwise due. The payment at maturity, if any, will vary as follows:

Scenario 1

On or before any coupon observation date other than the final valuation date, UBS elects to call the securities in whole, but not in part.

￭On the call settlement date, the securities will be called and UBS will pay a cash payment equal to (i) the stated principal amount plus (ii) any contingent coupon otherwise due, and no further payments will be made on the securities.

￭Investors will not participate in any appreciation of the underlying indices from their respective initial index levels.

Scenario 2

UBS does not elect to call the securities and the final index level of each underlying index is equal to or greater than its coupon barrier and trigger level.

￭The final index level of each underlying index is equal to or greater than its respective coupon barrier and trigger level.

￭UBS will pay you a cash payment per security on the maturity date equal to (i) the stated principal amount plus (ii) any contingent coupon otherwise due on the maturity date.

￭Investors will not participate in any appreciation of the underlying indices from their respective initial index levels.

Scenario 3

UBS does not elect to call the securities prior to maturity and the final index level of any underlying index is less than its coupon barrier and trigger level.

￭The final index level of any underlying index is less than its respective coupon barrier and trigger level.

￭UBS will pay you a cash payment per security on the maturity date, if anything, that is significantly less than the stated principal amount, equal to (i) the stated principal amount times (ii) one plus the underlying return of the worst performing underlying index.

￭Investors will lose a significant portion or all of their initial investment in this scenario.

Investing in the securities involves significant risks. You may lose a significant portion or all of your initial investment. Any payment on the securities, including payments in respect of an issuer call, contingent coupon or any repayment of principal provided at maturity, is dependent on the ability of UBS to satisfy its obligations when they become due. If UBS were to default on its obligations, you may not receive any amounts due to you under the securities and you could lose all of your initial investment.

The securities will not pay a contingent coupon on a coupon payment date (including the maturity date) if the closing level of any underlying index is less than its coupon barrier on the corresponding coupon observation date, and you may receive few or no contingent coupons during the term of the securities. UBS may elect, on or before any applicable coupon observation date (other than the final valuation date), to call the securities on the call settlement date, regardless of the closing levels of the underlying indices on such coupon observation date. If UBS does not elect to call the securities and the final index level of any underlying index is less than its trigger level, you will lose a significant portion or all of your initial investment at maturity.

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$• Trigger Callable Contingent Yield Securities due on or about March 4, 2027

Based on the worst performing of the Russell 2000® Index, the S&P 500® Index and the EURO STOXX 50® Index

Investor Suitability

The securities may be suitable for you if:

￭You fully understand the risks of an investment in the securities, including the risk of loss of a significant portion or all of your initial investment.

￭You can tolerate a loss of a significant portion or all of your investment and are willing to make an investment that may have the same downside market risk as an investment in the stocks comprising the worst performing underlying index.

￭You understand and accept that an investment in the securities is linked to the performance of the worst performing underlying index and not a basket of the underlying indices, and that you will lose a significant portion or all of your initial investment if the final index level of any underlying index is less than its trigger level.

￭You are willing to risk receiving no contingent coupons and believe the closing level of each underlying index will be equal to or greater than its coupon barrier on each coupon observation date.

￭You believe that the closing level of each underlying index will be equal to or greater than its trigger level on the final valuation date.

￭You accept that the risks of each underlying index are not mitigated by the performance of any other underlying index and the risks of investing in securities with a return based on the performance of multiple underlying indices.

￭You understand and accept that you will not participate in any appreciation in the level of any of the underlying indices and that your potential return is limited to any contingent coupons received.

￭You can tolerate fluctuations in the price of the securities prior to maturity that may be similar to or exceed the downside fluctuations in the levels of the underlying indices.

￭You are willing to invest in the securities based on the coupon barriers, trigger levels and contingent coupon rate specified on the cover hereof.

￭You do not seek guaranteed current income from your investment and are willing to forgo any dividends paid on the stocks comprising the underlying indices (the “index constituent stocks”).

￭You are willing to invest in securities that UBS may elect to call early at its discretion and you are otherwise willing to hold such securities to maturity and accept that there may be little or no secondary market for the securities.

￭You understand and are willing to accept the risks associated with the underlying indices.

￭You are willing to assume the credit risk of UBS for all payments under the securities, and understand that if UBS defaults on its obligations you may not receive any amounts due to you including any repayment of principal.

￭You understand that the estimated initial value of the securities determined by our internal pricing models is lower than the issue price and that should UBS Securities LLC or any affiliate make secondary markets for the securities, the price (not including their customary bid-ask spreads) will temporarily exceed the internal pricing model price.

The securities may not be suitable for you if:

￭You do not fully understand the risks of an investment in the securities, including the risk of loss of a significant portion or all of your initial investment.

￭You are not willing to make an investment that may have the same downside market risk as an investment in the index constituent stocks of the worst performing underlying index.

￭You do not understand or are unwilling to accept that an investment in the securities is linked to the performance of the worst performing underlying index and not a basket of the underlying indices, and that you will lose a significant portion or all of your initial investment if the final index level of any underlying index is less than its trigger level.

￭You require an investment designed to provide a full return of principal at maturity.

￭You are unwilling to risk receiving no contingent coupons during the term of the securities or believe that the closing level of at least one of the underlying indices will decline during the term of the securities and is likely to be less than its coupon barrier on a coupon observation date.

￭You believe that the closing level of any underlying index will be less than its trigger level on the final valuation date.

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$• Trigger Callable Contingent Yield Securities due on or about March 4, 2027

Based on the worst performing of the Russell 2000® Index, the S&P 500® Index and the EURO STOXX 50® Index

￭You cannot accept that the risks of each underlying index are not mitigated by the performance of any other underlying index and the risks of investing in securities with a return based on the performance of multiple underlying indices.

￭You seek an investment that participates in the full appreciation in the levels of the underlying indices or that has unlimited return potential.

￭You cannot tolerate fluctuations in the price of the securities prior to maturity that may be similar to or exceed the downside fluctuations in the levels of the underlying indices.

￭You are unwilling to invest in the securities based on the coupon barriers, trigger levels or contingent coupon rate specified on the cover hereof.

￭You seek guaranteed current income from this investment or prefer to receive any dividends paid on the index constituent stocks.

￭You are unable or unwilling to hold securities that UBS may elect to call early at its discretion, or you are otherwise unable or unwilling to hold such securities to maturity or you seek an investment for which there will be an active secondary market.

￭You do not understand or are not willing to accept the risks associated with the underlying indices.

￭You are not willing to assume the credit risk of UBS for all payments under the securities, including any repayment of principal.

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$• Trigger Callable Contingent Yield Securities due on or about March 4, 2027

Based on the worst performing of the Russell 2000® Index, the S&P 500® Index and the EURO STOXX 50® Index

How the Securities Work

The following diagrams illustrate the potential outcomes for the securities depending on (1) the closing levels, (2) whether UBS elects to call the securities and (3) the final index levels.

Diagram #1: Coupon Observation Dates Other Than the Final Valuation Date

Coupon Observation Dates

Compare the closing level of each underlying index against its coupon barrier until the final valuation date or until UBS elects to call the securities in whole, but not in part.

UBS elects to call the securities

- The closing levels of **all** the underlying indices are **equal to or greater than** their respective coupon barriers. → You will receive (i) the stated principal amount *plus* (ii) the contingent coupon with respect to the related coupon payment date.
- The closing level of **any** underlying index **is less than** its respective coupon barrier. → You will receive the stated principal amount.

UBS does not elect to call the securities

- The closing levels of **all** the underlying indices are **equal to or greater than** their respective coupon barrier. → You will receive the contingent coupon. Proceed to the next coupon observation date.
- The closing level of **any** underlying index **is less than** its respective coupon barrier. → No contingent payment. Proceed to the next coupon observation date.

Diagram #2: Payment at Maturity if No Issuer Call Occurs

For more information about the payout upon an issuer call or at maturity in different hypothetical scenarios, see “Hypothetical Examples” starting on the following page.

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$• Trigger Callable Contingent Yield Securities due on or about March 4, 2027

Based on the worst performing of the Russell 2000® Index, the S&P 500® Index and the EURO STOXX 50® Index

Hypothetical Examples

The below examples are based on the following terms and are purely hypothetical (the actual terms of your security will be determined on the trade date and will be specified in the final pricing supplement; amounts may have been rounded for ease of analysis):

Hypothetical Initial Index Level: Underlying Index A: Underlying Index B: Underlying Index C:	100 100 100
Hypothetical Coupon Barrier: Underlying Index A: Underlying Index B: Underlying Index C:	70, which is 70% of the initial index level 70, which is 70% of the initial index level 70, which is 70% of the initial index level
Hypothetical Trigger Level: Underlying Index A: Underlying Index B: Underlying Index C:	70, which is 70% of the initial index level 70, which is 70% of the initial index level 70, which is 70% of the initial index level
Hypothetical Term:	Approximately 24 months
Hypothetical Contingent Coupon:	$25.00 per security (equivalent to 10.00% per annum of the stated principal amount)
Stated Principal Amount:	$1,000.00 per security

In Examples 1 and 2, on a specified coupon observation date UBS elects to call the securities on the corresponding call settlement date. In Examples 3, 4 and 5, UBS does not elect to call the securities and the securities and remain outstanding until maturity.

	Example 1					Example 2
Coupon Observation Dates	Closing Level of Underlying Index A	Closing Level of Underlying Index B	Closing Level of Underlying Index C	Contingent Coupon	Payment (per security)	Closing Level of Underlying Index A	Closing Level of Underlying Index B	Closing Level of Underlying Index C	Contingent Coupon	Payment (per security)
#1	150 (at or above coupon barrier)	160 (at or above coupon barrier)	140 (at or above coupon barrier)	—*	$1,025.00	120 (at or above coupon barrier)	60 (below coupon barrier)	115 (at or above coupon barrier)	$0.00	N/A
#2	N/A	N/A	N/A	N/A	N/A	130 (at or above coupon barrier)	140 (at or above coupon barrier)	125 (at or above coupon barrier)	$25.00	N/A
#3	N/A	N/A	N/A	N/A	N/A	55 (below coupon barrier)	130 (at or above coupon barrier)	110 (at or above coupon barrier)	—	$1,000.00
#4 - #7	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Final Valuation Date	N/A	N/A	N/A	N/A	N/A	N/A	N/A		N/A	N/A
Payment at Maturity	N/A					N/A

* The issuer call amount includes the contingent coupon otherwise due with respect to the coupon observation date on which UBS, at its sole discretion, elects to call the securities.

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$• Trigger Callable Contingent Yield Securities due on or about March 4, 2027

Based on the worst performing of the Russell 2000® Index, the S&P 500® Index and the EURO STOXX 50® Index

In Example 1, UBS elects to call the securities on the first coupon observation date and the closing level of each underlying index is equal to or greater than its coupon barrier on such coupon observation date. You receive the issuer call amount (reflecting your principal amount plus the contingent coupon otherwise due), calculated as follows:

Stated Principal Amount + Contingent Coupon = $1,000.00 + $25.00 = $1,025.00

In this example, the issuer call feature limits the term of your investment to approximately 3 months and you may not be able to reinvest at comparable terms or returns. If the securities are subject to issuer call, you will stop receiving contingent coupons. Your total payment per security in this example is $1,025.00 (a total return of 2.50% on the securities).

￭In Example 2, UBS elects to call the securities on the third coupon observation date and the closing level of underlying index A is less than its coupon barrier on such coupon observation date. Accordingly, UBS will pay on the call settlement date a total of $1,000.00 per security (reflecting your principal amount). When added to the contingent coupon of $25.00 received in respect of the prior coupon observation dates, you will have received a total of $1,025.00. You will not receive any further payments on the securities.

In this example, the issuer call feature limits the term of your investment to approximately 9 months and you may not be able to reinvest at comparable terms or returns. If the securities are subject to an issuer call, you will stop receiving contingent coupons. Further, because at least one underlying index is less than its coupon barrier on the third coupon observation date, you receive only $1,000.00 per security. Your total payment per security in this example is $1,025.00 (a total return of 2.50% on the securities). You will not participate in any appreciation of any of the underlying indices.

	Example 3					Example 4
Coupon Observation Dates	Closing Level of Underlying Index A	Closing Level of Underlying Index B	Closing Level of Underlying Index C	Contingent Coupon	Payment (per security)	Closing Level of Underlying Index A	Closing Level of Underlying Index B	Closing Level of Underlying Index C	Contingent Coupon	Payment (per security)
#1	65 (below coupon barrier)	75 (at or above coupon barrier)	85 (at or above coupon barrier)	$0.00	N/A	50 (below coupon barrier)	85 (at or above coupon barrier)	90 (at or above coupon barrier)	$0.00	N/A
#2 - #7	Various (all at or above coupon barrier)	Various (all below coupon barrier)	Various (all below coupon barrier)	$0.00	N/A	Various (all at or above coupon barrier)	Various (all below coupon barrier)	Various (all below coupon barrier)	$0.00	N/A
Final Valuation Date	120 (at or above coupon barrier and trigger level)	120 (at or above coupon barrier and trigger level)	120 (at or above coupon barrier and trigger level)	$25.00	N/A	40 (below coupon barrier and trigger level)	120 (at or above coupon barrier and trigger level)	115 (at or above coupon barrier and trigger level)	$0.00	N/A
Payment at Maturity	$1,025.00					$400.00

￭In Example 3, UBS does not elect to call the securities and the final index level of each underlying index is equal to or greater than its coupon barrier and its trigger level. Accordingly, at maturity, UBS will pay you the stated principal amount and, because the final index level of each underlying index is equal to or greater than its coupon barrier on the final valuation date, a contingent coupon with respect to the final valuation date. Your payment at maturity is calculated as follows:

Stated Principal Amount + Contingent Coupon = $1,000.00 + $25.00 = $1,025.00

In this example, you receive the stated principal amount per security plus the contingent coupon, equal to a total payment of $1,025.00 per security at maturity. Although all of the underlying indices have appreciated by 20% from their respective initial index levels on the final valuation date, you receive only $1,025.00 per security and do not benefit from such appreciation. Your total payment per security in this example is $1,025.00 (a total return of 2.50% on the securities).

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$• Trigger Callable Contingent Yield Securities due on or about March 4, 2027

Based on the worst performing of the Russell 2000® Index, the S&P 500® Index and the EURO STOXX 50® Index

￭In Example 4, UBS does not elect to call the securities and the final index level of underlying index A is less than its coupon barrier and its trigger level. Accordingly, at maturity, you will be fully exposed to the negative return of the worst performing underlying index. Your payment at maturity is calculated as follows:

$1,000.00 × (1 + Underlying Return of the Worst Performing Underlying index)

= $1,000.00 × (1 + -60.00%)

= $1,000.00 × 40.00%

= $400.00

In this example, because the final index level of the worst performing underlying index represents a 60.00% decline, you will receive a total cash payment per security equal to $400.00 (a loss of 60.00% over the term of the securities).

We make no representation or warranty as to which of the underlying indices will be the least performing underlying index for the purposes of calculating your actual payment at maturity.

Investing in the securities involves significant risks. The securities differ from ordinary debt securities in that UBS is not necessarily obligated to repay the full amount of your initial investment. If UBS does not elect prior to the final valuation date to call the securities and the final index level of any underlying index is less than its trigger level, you will lose a significant portion or all of your initial investment. Specifically, if UBS does not elect to call the securities prior to maturity and the final index level of any underlying index is less than its trigger level, UBS will pay you a cash payment per security that will be significantly less than the stated principal amount, if anything, resulting in a percentage loss that is equal to the underlying return of the worst performing underlying index over the term of the securities.

The securities will not pay a contingent coupon on a coupon payment date if the closing level of any underlying index is less than its coupon barrier on the corresponding coupon observation date, and you may receive few or no contingent coupons during the term of the securities.

You will be exposed to the market risk of each underlying index on each coupon observation date and on the final valuation date and any decline in the level of one underlying index may negatively affect your return and will not be offset or mitigated by a lesser decline or any potential increase in the level of any other underlying index. Any payment to be made on the securities, including any repayment of principal, depends on the ability of UBS to satisfy its obligations as they come due. If UBS were to default on its payment obligations you may not receive any amounts owed to you under the securities and you could lose all of your initial investment.

February 2025 Page 10

$• Trigger Callable Contingent Yield Securities due on or about March 4, 2027

Based on the worst performing of the Russell 2000® Index, the S&P 500® Index and the EURO STOXX 50® Index

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement. We urge to consult your investment, legal, tax, accounting and other advisors concerning an investment in the securities.

Risks Relating to Return Characteristics

￭Risk of loss at maturity. The securities differ from ordinary debt securities in that UBS will not necessarily repay the full principal amount of the securities at maturity. If UBS does not elect to call the securities, UBS will repay you the principal amount of your securities in cash only if the final index level of each underlying index is equal to or greater than its trigger level, and will make such payment only at maturity. If UBS does not elect to call the securities and the final index level of any underlying index is less than its trigger level, you will lose a significant percentage of your stated principal amount equal to the underlying return of the worst performing underlying index and in extreme situations, you could lose all of your initial investment.

￭The stated payout from the issuer applies only if you hold your securities to maturity. You should be willing to hold your securities to maturity. If you are able to sell your securities prior to maturity in the secondary market, you may have to sell them at a loss relative to your initial investment even if the level of each underlying index at such time is equal to or greater than its trigger level. All payments on the securities are subject to the creditworthiness of UBS.

￭You may not receive any contingent coupons with respect to your securities — UBS will not necessarily make periodic coupon payments on the securities. If the closing level of any underlying index is less than its respective coupon barrier on a coupon observation date, UBS will not pay you the contingent coupon on the corresponding coupon payment date. This will be the case even if the closing levels of the other underlying indices are equal to or greater than their respective coupon barriers on that coupon observation date. If the closing level of any underlying index is less than its coupon barrier on each coupon observation date, UBS will not pay you any contingent coupons during the term of, and you will not receive a positive return on, your securities. Generally, this non-payment of the contingent coupon coincides with a period of greater risk of principal loss on your securities.

￭Your potential return on the securities is limited, you will not participate in any appreciation of the underlying indices and you will not have the same rights as holders of any index constituent stocks. The return potential of the securities is limited to the specified contingent coupon rate, regardless of any appreciation of the underlying indices. In addition, your return on the securities will vary based on the number of coupon observation dates, if any, for which the requirements of the contingent coupon have been met prior to maturity or an issuer call. Because UBS may call the securities at its discretion as early as the first potential call settlement date, the total return on the securities could be less than if the securities remained outstanding until maturity. Further, if UBS elects to call the securities, you will not receive any contingent coupons or any other payment in respect of any coupon observation dates after the call settlement date, and your return on the securities could be less than if the securities remained outstanding until maturity. If UBS does not elect to call the securities, you may be subject to the decline in the level of the worst performing underlying index even though you cannot participate in any appreciation in the level of any underlying index. As a result, the return on an investment in the securities could be less than the return on a hypothetical direct investment in any or all of the underlying indices or a direct investment in any or all of the index constituent stocks. In addition, as an owner of the securities, you will not have voting rights or any other rights of holders of any index constituent stocks.

￭Greater expected volatility with respect to, and lower expected correlation of, the underlying indices generally reflects a higher contingent coupon rate and a higher expectation as of the trade date that the final index level of any of the underlying indices could be less than its trigger level. Greater expected volatility with respect to, and lower expected correlation of, the underlying indices reflects a higher expectation as of the trade date that the final index level of any of the underlying indices could be less than its trigger level. “Volatility” refers to the frequency and magnitude of changes in the level of an underlying index. This greater expected risk will generally be reflected in a higher contingent coupon rate for that security. However, while the contingent coupon rate is set on the trade date based, in part, on the correlations of the underlying indices and each underlying index’s volatility calculated using our internal models, an underlying index’s volatility, and the correlation of the underlying indices, can change significantly over the term of the securities. The level of any underlying index for your securities could fall sharply, which could result in the loss of a significant portion or all of your initial investment.

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$• Trigger Callable Contingent Yield Securities due on or about March 4, 2027

Based on the worst performing of the Russell 2000® Index, the S&P 500® Index and the EURO STOXX 50® Index

￭UBS may elect to call the securities and the securities are subject to reinvestment risk. UBS may elect to call the securities at its discretion prior to the maturity date. UBS is less likely to exercise its issuer call right when the closing level of any of the underlying indices is less than its coupon barrier. As such, UBS will be more likely to exercise its issuer call right when the closing level of each underlying index is equal to or greater than its coupon barrier, which would otherwise result in an amount of interest payable on the securities that is greater than instruments of a comparable maturity and credit rating trading in the market. On the other hand, UBS will be less likely to exercise its issuer call right when the closing level of any underlying index is less than its coupon barrier and/or when the final index level of any underlying index is expected to be less than its trigger level, such that you will receive no contingent coupons and/or that you will suffer a significant loss on your initial investment in the securities at maturity. Therefore, if UBS does not exercise its issuer call right, it is more likely that you will receive few or no contingent coupons and suffer a significant loss at maturity. Also, UBS is more likely to exercise its issuer call right when prevailing interest rates are low relative to the contingent coupon rate. In the event that prevailing interest rates are low relative to the contingent coupon rate and UBS elects to call the securities, the term of the securities will be reduced and you will not receive any payment on the securities after the applicable call settlement date. There is no guarantee that you will be able to reinvest the proceeds from an investment in the securities at a comparable rate of return for a similar level of risk. To the extent you are able to reinvest such proceeds in an investment comparable to the securities, you may incur transaction costs such as dealer discounts and hedging costs built into the price of the new securities. Because UBS may call the securities at its discretion as early as the first potential call settlement date, you should be prepared in the event UBS elects to call the securities. Further, UBS’ right to call the securities may also adversely impact your ability to sell your securities in the secondary market, if any exists.

￭An investment in securities with contingent coupon and issuer call features may be more sensitive to interest rate risk than an investment in securities without such features. Because of the issuer call and contingent coupon features of the securities, you will bear greater exposure to fluctuations in interest rates than if you purchased securities without such features. In particular, you may be negatively affected if prevailing interest rates begin to rise as discussed in the preceding risk factor, and the contingent coupon rate on the securities may be less than the amount of interest you could earn on other investments with a similar level of risk available at such time. In addition, if you tried to sell your securities at such time, the value of your securities in any secondary market transaction would also be adversely affected. Conversely, in the event that prevailing interest rates are low relative to the contingent coupon rate and UBS elects to call the securities, there is no guarantee that you will be able to reinvest the proceeds from an investment in the securities at a comparable rate of return for a similar level of risk.

￭Because the securities are linked to the worst performing underlying index, you are exposed to a greater risk of receiving no contingent coupons and losing a significant portion or all of your initial investment at maturity than if the securities were linked to a single underlying index or fewer underlying indices. The risk that you will not receive any contingent coupons and lose a significant portion or all of your initial investment in the securities is greater if you invest in the securities than the risk of investing in substantially similar securities that are linked to the performance of a single underlying index or fewer underlying indices if their terms are otherwise substantially similar. With a greater total number of underlying indices, it is more likely that the closing level or final index level, as applicable, of any of the underlying indices will be less than its respective coupon barrier on any coupon observation date or decline to a closing level that is less than its trigger level on the final valuation date than if the securities were linked to a single underlying index or fewer underlying indices. In addition, if the performances of the underlying indices are not correlated to each other or are negatively correlated, the risk that the closing level of at least one underlying index is less than its coupon barrier on one of more coupon observation dates and that the final index level of at least one underlying index is less than its trigger level is even greater. Therefore, it is more likely that you will not receive any contingent coupons and that you will lose a significant portion or all of your initial investment at maturity.

Risks Relating to Characteristics of the Underlying indices

￭Market risk. The return on the securities, which may be negative, is linked to the performance of each underlying index and indirectly linked to the value of the index constituent stocks. The level of each underlying index can rise or fall sharply due to factors specific to such underlying index or its index constituent stocks, such as stock or commodity price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market or commodity market volatility and levels, interest rates and economic and political conditions. You, as an investor in the securities, should make your own investigation into the issuers of the index constituent stocks (the “index constituent stock issuers”) and the underlying indices.

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$• Trigger Callable Contingent Yield Securities due on or about March 4, 2027

Based on the worst performing of the Russell 2000® Index, the S&P 500® Index and the EURO STOXX 50® Index

￭You are exposed to the market risk of each underlying index. Your return on the securities is not linked to a basket consisting of the underlying indices. Rather, it will be contingent upon the performance of each underlying index. Unlike an instrument with a return linked to a basket of indices, common stocks or other underlying assets, in which risk is mitigated and diversified among all of the components of the basket, you will be exposed equally to the risks related to each underlying index. Poor performance by any one underlying index may negatively affect your return and will not be offset or mitigated by the performance of any other underlying index. Accordingly, your investment is subject to the market risk of each underlying index.

￭There can be no assurance that the investment view implicit in the securities will be successful. It is impossible to predict whether and the extent to which the levels of the underlying indices will rise or fall and there can be no assurance that the closing level of each underlying index will be equal to or greater than its respective coupon barrier on any coupon observation date, or, if the securities are not redeemed prior to maturity, that the final index level of each underlying index will be equal to or greater than its trigger level. The levels of the underlying indices will be influenced by complex and interrelated political, economic, financial and other factors that affect the index constituent stock issuers. You should be willing to accept the risks associated with the relevant markets tracked by each underlying index in general and each underlying index’s index constituent stocks in particular, and the risk of losing a significant portion or all of your initial investment.

￭Changes affecting the underlying indices, including regulatory changes, could have an adverse effect on the market value of, and return on, the securities. The policies of each index sponsor as specified under “Information About the Underlying Indices” (together, the “index sponsors”), concerning additions, deletions and substitutions of the index constituent stocks and the manner in which the index sponsor takes account of certain changes affecting those index constituent stocks may adversely affect the levels of the underlying indices. The policies of the index sponsors with respect to the calculation of the underlying indices could also adversely affect the levels of the underlying indices. The index sponsors may discontinue or suspend calculation or dissemination of the underlying indices. An index sponsor may discontinue or suspend calculation or dissemination of its underlying index. Further, indices like the underlying indices have been, and continue to be, the subject of regulatory guidance and proposal for reform including the European Union’s Regulation (EU) 2016/1011. The occurrence of a benchmark event (as defined in the accompanying product supplement under “General Terms of the Securities — Discontinuance of, Adjustments to, or Benchmark Event or Change in Law Affecting, an Underlying Index; Alteration of Method of Calculation”), such as the failure of a benchmark (an underlying index) or the administrator (an index sponsor) or user of a benchmark (such as UBS) to comply with the authorization, equivalence or other requirements of the benchmarks regulation, may result in the discontinuation of the relevant benchmark or a prohibition on its use. If these or other events occur, then the calculation agent may select a successor index, reference a replacement basket or use an alternative method of calculation, in each case, in a manner it considers appropriate, or, if it determines that no successor index, replacement basket or alternative method of calculation would be comparable to the original underlying index, it may deem the closing level of the original underlying index on a trading day reasonably proximate to the date of such event to be its closing level on each applicable date. Such events and the potential adjustments are described further in the accompanying product supplement under “General Terms of the Securities — Discontinuance of, Adjustments to, or Benchmark Event or Change in Law Affecting, an Underlying Index; Alteration of Method of Calculation”. Any such actions could have an adverse effect on the value of, and return on, the securities.

￭There is no affiliation between the respective index sponsors and UBS, and UBS is not responsible for any disclosure by such entity. We or our affiliates may currently, or from time to time engage in business with the index sponsors. However, we and our affiliates are not affiliated with the sponsor of any underlying index and have no ability to control or predict their actions. You, as an investor in the securities, should conduct your own independent investigation of the relevant index sponsor and each underlying index for your securities. No index sponsor is involved in the securities offered hereby in any way and has no obligation of any sort with respect to your securities. The relevant index sponsor has no obligation to take your interests into consideration for any reason, including when taking any actions that might affect the market value of, and return on, your securities.

￭The underlying indices reflect price return, not total return. The return on your securities is based on the performance of the underlying indices, which reflect the changes in the market prices of the index constituent stocks. It is not, however, linked to a “total return” index or strategy, which, in addition to reflecting those price returns, would also reflect any dividends paid on the index constituent stocks. The return on your securities will not include such a total return feature or dividend component.

￭The securities are subject to small-capitalization stock risks. The securities are subject to small-capitalization stock risk because the underlying index is comprised of index constituent stocks issued by small-capitalization companies. These companies often have greater stock price volatility, lower trading volume and less liquidity than large-capitalization companies and therefore the underlying index may be more volatile than an index in which a greater percentage of the index constituent stocks are issued by large-capitalization companies. Stock prices of small-capitalization companies are also more vulnerable than those of large-capitalization companies to adverse business and economic developments, and the stocks of small-capitalization companies may be thinly traded. In addition, small-capitalization companies are typically less stable financially than large-capitalization companies and may depend on a

February 2025 Page 13

$• Trigger Callable Contingent Yield Securities due on or about March 4, 2027

Based on the worst performing of the Russell 2000® Index, the S&P 500® Index and the EURO STOXX 50® Index

small number of key personnel, making them more vulnerable to loss of personnel. Small-capitalization companies are often given less analyst coverage and may be in early, and less predictable, periods of their corporate existences. Such companies tend to have smaller revenues, less diverse product lines, smaller shares of their product or service markets, fewer financial resources and less competitive strengths than large-capitalization companies and are more susceptible to adverse developments related to their products.

￭The securities will not be adjusted for changes in exchange rates relative to the U.S. dollar even though the index constituent stocks of the EURO STOXX 50® Index are traded in a non-U.S. currency and the securities are denominated in U.S. dollars. The value of the securities will not be adjusted for exchange rate fluctuations between the U.S. dollar and the currencies in which the index constituent stocks of the EURO STOXX 50® Index are based. Therefore, if the applicable currencies appreciate or depreciate relative to the U.S. dollar over the term of the securities, you will not receive any additional payment or incur any reduction in your return, if any, at maturity.

￭The securities are subject to risks associated with non-U.S. securities markets. The securities are subject to risks associated with non-U.S. securities because the EURO STOXX 50® Index is comprised of stocks that are traded in one or more non-U.S. securities markets. Investments linked to the value of non-U.S. equity securities involve particular risks. Any non-U.S. securities market may be less liquid, more volatile and affected by global or domestic market developments in a different way than are the U.S. securities market or other non-U.S. securities markets. Both government intervention in a non-U.S. securities market, either directly or indirectly, and cross-shareholdings in non-U.S. companies, may affect trading prices and volumes in that market. Also, there is generally less publicly available information about non-U.S. companies than about U.S. companies that are subject to the reporting requirements of the SEC. Further, non-U.S. companies are likely subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies. The prices of securities in a non-U.S. country are subject to political, economic, financial and social factors that are unique to such non-U.S. country's geographical region. These factors include: recent changes, or the possibility of future changes, in the applicable non-U.S. government's economic and fiscal policies; the possible implementation of, or changes in, currency exchange laws or other laws or restrictions applicable to non-U.S. companies or investments in non-U.S. equity securities; fluctuations, or the possibility of fluctuations, in currency exchange rates; and the possibility of outbreaks of hostility, political instability, natural disaster or adverse public health developments. Any one of these factors, or the combination of more than one of these or other factors, could negatively affect such non-U.S. securities market and the prices of securities therein. Further, geographical regions may react to global factors in different ways, which may cause the prices of securities in a non-U.S. securities market to fluctuate in a way that differs from those of securities in the U.S. securities market or other non-U.S. securities markets. Non-U.S. economies may also differ from the U.S. economy in important respects, including growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency, which may have a positive or negative effect on non-U.S. securities prices.

￭The securities may also be subject to regulatory risks, including sanctions, because the EURO STOXX 50® Index is comprised, at least in part, of stocks that are traded in one or more non-U.S. securities markets. For instance, pursuant to U.S. executive orders, U.S. persons are prohibited from engaging in transactions in publicly traded securities of certain companies that are determined to be linked to the military, intelligence and security apparatus of the People’s Republic of China. The prohibition also covers any securities that are derivative of, or are designed to provide investment exposure to, such securities. Actions taken by an index sponsor in response to any such developments could adversely affect the performance of the EURO STOXX 50® Index and, as a result, the market value of, and return on the securities. Additionally, following certain events, if the calculation agent determines that a change in law has occurred or would have occurred but for a decision by its index sponsor to modify or reconstitute its index, then the calculation agent may select a successor index, reference a replacement basket or use an alternative method of calculation, in each case, in a manner it considers appropriate, or, if it determines that no successor index, replacement basket or alternative method of calculation would achieve an equitable result, it may deem the underlying asset’s closing level on a trading day reasonably proximate to the date of such event to be its closing level on each applicable date. For additional information, see the section “General Terms of the Securities — Discontinuance of, Adjustments to, or Benchmark Event or Change in Law Affecting, an Underlying Index; Alteration of Method of Calculation” in the accompanying product supplement.

Estimated Value Considerations

￭The issue price you pay for the securities will exceed their estimated initial value. The issue price you pay for the securities will exceed their estimated initial value as of the trade date due to the inclusion in the issue price of the underwriting discount, hedging costs, issuance costs and other costs and projected profits. As of the close of the relevant markets on the trade date, we will determine the estimated initial value of the securities by reference to our internal pricing models and the estimated initial value of the securities will be set forth in the applicable pricing supplement. The pricing models used to determine the estimated initial value of the securities incorporate certain variables, including the levels of the underlying indices, volatility of the underlying indices, the correlation of the underlying indices, any dividends paid on the index constituent stocks, prevailing interest rates, the term of the securities and our internal funding rate. Our internal funding rate is typically lower than the rate we would pay to issue conventional fixed or floating

February 2025 Page 14

$• Trigger Callable Contingent Yield Securities due on or about March 4, 2027

Based on the worst performing of the Russell 2000® Index, the S&P 500® Index and the EURO STOXX 50® Index

rate debt securities of a similar term. The underwriting discount, hedging costs, issuance and other costs, projected profits and the difference in rates will reduce the economic value of the securities to you. Due to these factors, the estimated initial value of the securities as of the trade date will be less than the issue price you pay for the securities.

￭The estimated initial value is a theoretical price; the actual price that you may be able to sell your securities in any secondary market (if any) at any time after the trade date may differ from the estimated initial value. The value of your securities at any time will vary based on many factors, including the factors described above and in “— Risks Relating to Characteristics of the Underlying indices — Market risk” above and is impossible to predict. Furthermore, the pricing models that we use are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, after the trade date, if you attempt to sell the securities in the secondary market, the actual value you would receive may differ, perhaps materially, from the estimated initial value of the securities determined by reference to our internal pricing models. The estimated initial value of the securities does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your securities in any secondary market at any time.

￭Our actual profits may be greater or less than the differential between the estimated initial value and the issue price of the securities as of the trade date. We may determine the economic terms of the securities, as well as hedge our obligations, at least in part, prior to the trade date. In addition, there may be ongoing costs to us to maintain and/or adjust any hedges and such hedges are often imperfect. Therefore, our actual profits (or potentially, losses) in issuing the securities cannot be determined as of the trade date and any such differential between the estimated initial value and the issue price of the securities as of the trade date does not reflect our actual profits. Ultimately, our actual profits will be known only at the maturity of the securities.

Risks Relating to Liquidity and Secondary Market Price Considerations

￭There may be little or no secondary market for the securities. The securities will not be listed or displayed on any securities exchange or any electronic communications network. There can be no assurance that a secondary market for the securities will develop. UBS Securities LLC and its affiliates intend, but are not required, to make a market in the securities and may stop making a market at any time. Even if there is a secondary market it may not provide enough liquidity to allow you to trade or sell the securities easily. If you are able to sell your securities prior to maturity you may have to sell them at a substantial loss. The estimated initial value of the securities does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your securities in any secondary market at any time.

￭The price at which UBS Securities LLC and its affiliates may offer to buy the securities in the secondary market (if any) may be greater than UBS’ valuation of the securities at that time, greater than any other secondary market prices provided by unaffiliated dealers (if any) and, depending on your broker, greater than the valuation provided on your customer account statements. For a limited period of time following the issuance of the securities, UBS Securities LLC or its affiliates may offer to buy or sell such securities at a price that exceeds (i) our valuation of the securities at that time based on our internal pricing models, (ii) any secondary market prices provided by unaffiliated dealers (if any) and (iii) depending on your broker, the valuation provided on customer account statements. The price that UBS Securities LLC may initially offer to buy such securities following issuance will exceed the valuations indicated by our internal pricing models due to the inclusion for a limited period of time of the aggregate value of the underwriting discount, hedging costs, issuance costs and theoretical projected trading profit. The portion of such amounts included in our price will decline to zero on a straight line basis over a period ending no later than the date specified under “Supplemental information regarding plan of distribution (conflicts of interest); secondary markets (if any).” Thereafter, if UBS Securities LLC or an affiliate makes secondary markets in the securities, it will do so at prices that reflect our estimated value determined by reference to our internal pricing models at that time. The temporary positive differential relative to our internal pricing models arises from requests from and arrangements made by UBS Securities LLC with the selling agents of structured debt securities such as the securities. As described above, UBS Securities LLC and its affiliates intend, but are not required, to make a market for the securities and may stop making a market at any time. The price at which UBS Securities LLC or an affiliate may make secondary markets at any time (if at all) will also reflect its then current bid-ask spread for similar sized trades of structured debt securities. UBS Securities LLC reflects this temporary positive differential on their customer statements. Investors should inquire as to the valuation provided on customer account statements provided by unaffiliated dealers.

￭Price of securities prior to maturity. The market price of the securities will be influenced by many unpredictable and interrelated factors, including the levels of the underlying indices; the correlation of the underlying indices; the volatility of the underlying indices; any dividends paid on the index constituent stocks; the time remaining to the maturity of the securities; interest rates in the markets; geopolitical conditions and economic, financial, political, force majeure and regulatory or judicial events; the creditworthiness of UBS and the then current bid-ask spread for the securities.

￭Impact of fees and the use of internal funding rates rather than secondary market credit spreads on secondary market prices. All other things being equal, the use of the internal funding rates described above under “—Estimated Value Considerations”

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as well as the inclusion in the issue price of the underwriting discount, hedging costs, issuance costs and any projected profits are, subject to the temporary mitigating effect of UBS Securities LLC’s and its affiliates’ market making premium, expected to reduce the price at which you may be able to sell the securities in any secondary market.

Risks Relating to Hedging Activities and Conflicts of Interest

￭Potential conflicts of interest. UBS and its affiliates may engage in business with any index constituent stock issuer, which may present a conflict between the obligations of UBS and you, as a holder of the securities. Moreover, UBS may elect to call the securities at its discretion pursuant to the issuer call feature. If UBS so elects, the decision may be based on factors contrary to those favorable to a holder of the securities, such as, but not limited to, those described above under “— Risks Relating to Return Characteristics — UBS may elect to call the securities and the securities are subject to reinvestment risk” and “—An investment in securities with contingent coupon and issuer call features may be more sensitive to interest rate risk than an investment in securities without such features”. There are also potential conflicts of interest between you and the calculation agent, which will be an affiliate of UBS and which will make potentially subjective judgments. The calculation agent will determine whether the coupon payment is payable to you on any coupon payment date, whether the securities are subject to an early redemption and the payment at maturity of the securities, if any, based on observed closing levels of the underlying indices. The calculation agent can postpone the determination of the initial index level, closing level or final index level of any underlying index (and therefore the related coupon payment date or maturity date, as applicable) if a market disruption event occurs and is continuing on the trade date, any coupon observation date or the final valuation date, respectively.

As UBS determines the economic terms of the securities, including the contingent coupon rate, trigger levels and coupon barriers , and such terms include the underwriting discount, hedging costs, issuance and other costs and projected profits, the securities represent a package of economic terms. There are other potential conflicts of interest insofar as an investor could potentially get better economic terms if that investor entered into exchange-traded and/or OTC derivatives or other instruments with third parties, assuming that such instruments were available and the investor had the ability to assemble and enter into such instruments. Furthermore, given that UBS Securities LLC and its affiliates temporarily maintain a market making premium, it may have the effect of discouraging UBS Securities LLC and its affiliates from recommending sale of your securities in the secondary market.

In addition, we or one of our affiliates may enter into swap agreements or related hedging activities with the dealer or its affiliates in connection with the securities, which could cause the economic interests of UBS, the dealer or our or their respective affiliates to be adverse to your interests as an investor in the securities. If the dealer or any of its affiliates conduct hedging activities for us or our affiliate in connection with the securities and earns profits in connection with such hedging activities, such profit will be in addition to the underwriting compensation it receives for the sale of the securities to you. You should be aware that the potential to receive compensation both for hedging activities and sales may create a further incentive for the dealer to sell the securities to you.

￭Hedging and trading activities by the calculation agent and its affiliates could potentially affect the value of, and any amounts payable on, the securities. The hedging or trading activities of the issuer’s affiliates and of any other hedging counterparty with respect to the securities on or prior to the pricing date and prior to maturity could adversely affect the value of, and any amounts payable on, the securities. These hedging or trading activities on or prior to the pricing date could potentially affect the initial index levels of the underlying indices and, as a result, the corresponding coupon barriers and trigger levels. Additionally, these hedging or trading activities during the term of the securities could potentially affect the levels of the underlying indices on the coupon observation dates and, accordingly, whether UBS elects to call the securities and, if UBS does not elect to call the securities early, the payout to you at maturity. It is possible that these hedging or trading activities could result in substantial returns for us or our affiliates while the value of the securities declines.

￭Potentially inconsistent research, opinions or recommendations by UBS. UBS and its affiliates publish research from time to time on financial markets and other matters that may adversely affect the market value of, and return on, the securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the securities and the underlying indices to which the securities are linked.

￭Potential UBS impact on an underlying index or index constituent stock. Trading or transactions by UBS and/or its affiliates in an underlying index or any index constituent stock, listed and/or over the counter options, futures, exchange-traded funds or other instruments with return linked to the performance of that underlying index or any index constituent stock, may adversely affect the market price(s) or level(s) of that underlying index on any coupon observation date or the final valuation date and, therefore, the market value of the securities and any payout to you of any coupon payments or at maturity.

Risks Relating to General Credit Characteristics

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￭Any payment on the securities is subject to the creditworthiness of UBS. The securities are unsubordinated, unsecured debt obligations of UBS and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the securities, including any repayment of principal, depends on the ability of UBS to satisfy its obligations as they come due. As a result, UBS’ actual and perceived creditworthiness may affect the market value of the securities. If UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the securities and you could lose all of your initial investment.

￭The securities are not bank deposits. An investment in the securities carries risks that are very different from the risk profile of a bank deposit placed with UBS or its affiliates. The securities have different yield and/or return, liquidity and risk profiles and would not benefit from any protection provided to deposits.

￭If UBS experiences financial difficulties, FINMA has the power to open restructuring or liquidation proceedings in respect of, and/or impose protective measures in relation to, UBS, which proceedings or measures may have a material adverse effect on the terms and market value of the securities and/or the ability of UBS to make payments thereunder. The Swiss Federal Act on Banks and Savings Banks of November 8, 1934, as amended (the “Swiss Banking Act”) grants the Swiss Financial Market Supervisory Authority (“FINMA”) broad powers to take measures and actions in relation to UBS if it concludes that there is justified concern that UBS is over-indebted or has serious liquidity problems or, after expiry of a deadline, UBS fails to fulfill the applicable capital adequacy requirements (whether on a standalone or consolidated basis). If one of these pre-requisites is met, FINMA is authorized to open restructuring proceedings or liquidation (bankruptcy) proceedings in respect of, and/or impose protective measures in relation to, UBS. The Swiss Banking Act grants significant discretion to FINMA in connection with the aforementioned proceedings and measures. In particular, a broad variety of protective measures may be imposed by FINMA, including a bank moratorium or a maturity postponement, which measures may be ordered by FINMA either on a stand-alone basis or in connection with restructuring or liquidation proceedings.

In restructuring proceedings, FINMA, as resolution authority, is competent to approve the restructuring plan. The restructuring plan may, among other things, provide for (a) the transfer of all or a portion of UBS’ assets, debts, other liabilities and contracts (which may or may not include the contractual relationship between UBS and the holders of securities) to another entity, (b) a stay (for a maximum of two business days) on the termination of contracts to which UBS is a party, and/or the exercise of (w) rights to terminate, (x) netting rights, (y) rights to enforce or dispose of collateral or (z) rights to transfer claims, liabilities or collateral under contracts to which UBS is a party, (c) the partial or full conversion of UBS’ debt and/or other obligations, including its obligations under the securities, into equity (a “debt-to-equity swap”), and/or (d) the partial or full write-off of obligations owed by UBS (a “write-off”), including its obligations under the securities. Prior to any debt-to-equity swap or write-off with respect to any securities, outstanding equity and debt instruments issued by UBS qualifying as additional tier 1 capital or tier 2 capital must be converted or written-down, as applicable, and cancelled. The Swiss Banking Act addresses the order in which a debt-to-equity swap or a write-off of debt instruments (other than debt instruments qualifying as additional tier 1 capital or tier 2 capital) should occur: first, all subordinated obligations not qualifying as regulatory capital; second, debt instruments for loss absorbency in the course of insolvency measures (Schuldinstrumente zur Verlusttragung im Falle von Insolvenzmassnahmen) under the Swiss Ordinance concerning Capital Adequacy and Risk Diversification for Banks and Securities Dealers of June 1, 2012, as amended; third, all other obligations not excluded by law from a debt-to-equity swap or write-off (other than deposits), such as the securities; and fourth, deposits to the extent in excess of the amount privileged by law. However, given the broad discretion granted to FINMA, any restructuring plan approved by FINMA in connection with restructuring proceedings with respect to UBS could provide that the claims under or in connection with the securities will be fully or partially converted into equity or written-off, while preserving other obligations of UBS that rank pari passu with UBS’ obligations under the securities. Consequently, the exercise by FINMA of any of its statutory resolution powers or any suggestion of any such exercise could materially adversely affect the rights of holders of the securities, the price or value of their investment in the securities and/or the ability of UBS to satisfy its obligations under the securities and could lead to holders losing some or all of their investment in the securities.

Once FINMA has opened restructuring proceedings with respect to UBS, it may consider factors such as the results of operations, financial condition (in particular, the level of indebtedness, potential future losses and/or restructuring costs), liquidity profile and regulatory capital adequacy of UBS and its subsidiaries, or any other factors of its choosing, when determining whether to exercise any of its statutory resolution powers with respect to UBS, including, if it chooses to exercise such powers to order a debt-to- equity swap and/or a write-off, whether to do so in full or in part. The criteria that FINMA may consider in exercising any statutory resolution power provide it with considerable discretion. Therefore, holders of the securities may not be able to refer to publicly available criteria in order to anticipate a potential exercise of any such power and, consequently, its potential effects on the securities and/or UBS.

If UBS were to be subject to restructuring proceedings, the creditors whose claims are affected by the restructuring plan would not have a right to vote on, reject, or seek the suspension of the restructuring plan. In addition, if a restructuring plan with respect to UBS has been approved by FINMA, the rights of a creditor to challenge the restructuring plan or have the restructuring plan reviewed by a judicial or administrative process or otherwise (e.g., on the grounds that the plan would unduly prejudice the rights of holders of

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securities or otherwise be in violation of the Swiss Banking Act) are very limited. Even if any of UBS’ creditors were to successfully challenge the restructuring plan in court, the court could only require the relevant creditors to be compensated ex post and there is currently no guidance as to on what basis such compensation would be calculated and how it would be funded. Any such challenge (even if successful) would not suspend, or result in the suspension of, the implementation of the restructuring plan.

Risks Relating to U.S. Federal Income Taxation

￭Uncertain tax treatment. Significant aspects of the tax treatment of the securities are uncertain. You should consult your tax advisor about your tax situation. See “Tax Considerations” herein and “Material U.S. Federal Income Tax Consequences”, including the section “— Securities Treated as Prepaid Derivatives or Prepaid Forwards with Associated Contingent Coupons”, in the accompanying product supplement.

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Information About the Underlying Indices

All disclosures contained in this document regarding each underlying index for the securities are derived from publicly available information. UBS has not conducted any independent review or due diligence of any publicly available information with respect to any underlying index. You should make your own investigation into each underlying index.

Included on the following pages is a brief description of each underlying index. This information has been obtained from publicly available sources. Set forth below is a table that provides the quarterly closing high and quarterly closing low for each underlying index. The information given below is for the specified calendar quarters. We obtained the closing level information set forth below from Bloomberg Professional ® service (“Bloomberg”) without independent verification. You should not take the historical levels of the underlying indices as an indication of future performance.

Russell 2000® Index

We have derived all information regarding the Russell 2000® Index (“RTY”) contained in this document, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by the Frank Russell Company (the “index sponsor” or “FTSE Russell”).

RTY is published by FTSE Russell, but FTSE Russell has no obligation to continue to publish RTY, and may discontinue publication of RTY at any time. RTY is determined, comprised and calculated by FTSE Russell without regard to this instrument.

As discussed more fully in the index supplement under the heading “Underlying Indices and Underlying Index Publishers – Russell 2000 Index,” RTY measures the composite price performance of the smallest 2,000 companies included in the Russell 3000® Index. The Russell 3000® Index is composed of the 3,000 largest United States companies by market capitalization and represents approximately 98% of the market capitalization of the United States equity market. Select information regarding top constituents and industry and/or sector weightings may be made available by the index sponsor on its website. RTY’s value is calculated by adding the market values of the underlying constituents and then dividing the derived total market capitalization by the “adjusted” capitalization of RTY on the base date of December 31, 1986.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this document or any document incorporated herein by reference. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the underlying index.

Information as of market close on February 26, 2025:

Bloomberg Ticker Symbol:	RTY <Index>	52 Week High (on November 25, 2024):	2,442.031
Current Index Level:	2,174.174	52 Week Low (on April 18, 2024):	1,942.958
52 Weeks Ago (on February 26, 2024):	2,028.968

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Historical Information

The table below sets forth the published high and low closing levels, as well as end-of-quarter closing level, of the underlying index for the specified period. The closing level of the underlying index on February 26, 2025 was 2,174.174 (its “hypothetical initial index level”). The associated graph shows the closing levels of the underlying index for each day from January 1, 2015 to February 26, 2025. The dotted line represents its hypothetical coupon barrier and hypothetical trigger level of 1,521.922, which is equal to 70% of its hypothetical initial index level. Its actual initial index level, coupon barrier and trigger level will be set on the trade date. We obtained the information in the table below from Bloomberg, without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the underlying index should not be taken as an indication of its future performance, and no assurance can be given as to the closing level of the underlying index at any time during the term of the securities.

Russell 2000® Index	High	Low	Period End
2021
First Quarter	2,360.168	1,945.914	2,220.519
Second Quarter	2,343.758	2,135.139	2,310.549
Third Quarter	2,329.359	2,130.680	2,204.372
Fourth Quarter	2,442.742	2,139.875	2,245.313
2022
First Quarter	2,272.557	1,931.288	2,070.125
Second Quarter	2,095.440	1,649.836	1,707.990
Third Quarter	2,021.346	1,655.882	1,664.716
Fourth Quarter	1,892.839	1,682.403	1,761.246
2023
First Quarter	2,001.221	1,720.291	1,802.484
Second Quarter	1,896.333	1,718.811	1,888.734
Third Quarter	2,003.177	1,761.609	1,785.102
Fourth Quarter	2,066.214	1,636.938	2,027.074
2024
First Quarter	2,124.547	1,913.166	2,124.547
Second Quarter	2,109.459	1,942.958	2,047.691
Third Quarter	2,263.674	2,026.727	2,229.970
Fourth Quarter	2,442.031	2,180.146	2,230.158
2025
First Quarter (through February 26, 2025)	2,317.968	2,170.081	2,174.174

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Russell 2000® Index – Daily Closing Levels January 1, 2015 to February 26, 2025

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S&P 500® Index

We have derived all information contained herein regarding the S&P 500® Index, including without limitation, its make-up, method of calculation and changes in its components from publicly available information. Such information reflects the policies of, and is subject to change by S&P Dow Jones Indices LLC (“S&P”), and/or its affiliates.

S&P has no obligation to continue to publish the S&P 500® Index, and may discontinue publication of the S&P 500® Index at any time. The S&P 500® Index is determined, comprised and calculated by S&P without regard to the notes.

As discussed more fully in the index supplement under the heading “Underlying Indices and Underlying Index Publishers — S&P 500® Index”, the S&P 500® Index is intended to provide an indication of the pattern of common stock price movement. The calculation of the value of the S&P 500® Index is based on the relative value of the aggregate market value of the common stock of 500 companies as of a particular time compared to the aggregate average market value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943. Additional information regarding the underlier, including the sectors, sector weightings and top constituents, may be available on S&P’s website.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this document or any document incorporated herein by reference. Information about the S&P 500® Index, including the methodology used to calculate the S&P 500® Index, is available at spglobal.com/spdji/en/indices/equity/sp-500. We are not incorporating by reference the website or any material it includes in this pricing supplement or any document incorporated herein by reference.

Information as of market close on February 26, 2025:

Bloomberg Ticker Symbol:	SPX <Index>	52 Week High (on February 19, 2025):	6,144.15
Current Index Level:	5,956.06	52 Week Low (on April 19, 2024):	4,967.23
52 Weeks Ago (on February 26, 2024):	5,069.53

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Historical Information

The table below sets forth the published high and low closing levels, as well as end-of-quarter closing level, of the underlying index for the specified period. The closing level of the underlying index on February 26, 2025 was 5,956.06 (its “hypothetical initial index level”). The associated graph shows the closing levels of the underlying index for each day from January 1, 2015 to February 26, 2025. The dotted line represents its hypothetical coupon barrier and hypothetical trigger level of 4,169.24, which is equal to 70% of its hypothetical initial index level. Its actual initial index level, coupon barrier and trigger level will be set on the trade date. We obtained the information in the table below from Bloomberg, without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the underlying index should not be taken as an indication of its future performance, and no assurance can be given as to the closing level of the underlying index at any time during the term of the securities.

S&P 500® Index	High	Low	Period End
2021
First Quarter	3,974.54	3,700.65	3,972.89
Second Quarter	4,297.50	4,019.87	4,297.50
Third Quarter	4,536.95	4,258.49	4,307.54
Fourth Quarter	4,793.06	4,300.46	4,766.18
2022
First Quarter	4,796.56	4,170.70	4,530.41
Second Quarter	4,582.64	3,666.77	3,785.38
Third Quarter	4,305.20	3,585.62	3,585.62
Fourth Quarter	4,080.11	3,577.03	3,839.50
2023
First Quarter	4,179.76	3,808.10	4,109.31
Second Quarter	4,450.38	4,055.99	4,450.38
Third Quarter	4,588.96	4,273.53	4,288.05
Fourth Quarter	4,783.35	4,117.37	4,769.83
2024
First Quarter	5,254.35	4,688.68	5,254.35
Second Quarter	5,487.03	4,967.23	5,460.48
Third Quarter	5,762.48	5,186.33	5,762.48
Fourth Quarter	6,090.27	5,695.94	5,881.63
2025
First Quarter (through February 26, 2025)	6,144.15	5,827.04	5,956.06

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S&P 500® Index – Daily Closing Levels January 1, 2015 to February 26, 2025

This document relates only to the securities offered hereby and does not relate to the underlying indices or other securities linked to the underlying indices. We have derived all disclosures contained in this document regarding the underlying indices from the publicly available documents described in the preceding paragraphs. In connection with the offering of the securities, none of us or any of our affiliates have participated in the preparation of such documents or made any due diligence inquiry with respect to the underlying indices.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the underlying indices.

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EURO STOXX 50® Index

We have derived all information contained herein regarding the EURO STOXX 50® Index (“SX5E”), including without limitation, its make-up, method of calculation and changes in its components from publicly available information. Such information reflects the policies of, and is subject to change by STOXX Limited (its “index sponsor” or STOXX Limited”).

STOXX Limited has no obligation to continue to publish the SX5E, and may discontinue publication of the SX5E at any time. The SX5E is determined, comprised and calculated by STOXX Limited without regard to this instrument.

As discussed more fully in the accompanying index supplement under the heading “Underlying Indices and Underlying Index Publishers — Non-U.S. Indices — EURO STOXX 50® Index”, the SX5E covers 50 stocks of market sector leaders mainly from 11 Eurozone countries: Austria, Belgium, Finland, France, Germany, Ireland, Italy, Luxembourg, the Netherlands, Portugal and Spain. The SX5E captures a selection of the largest stocks among the 20 EURO STOXX regional Supersector indices. The largest stocks within those indices are added to the selection list until coverage is approximately 60% of the free float market capitalization of the corresponding EURO STOXX Total Market Index (the “EURO STOXX TMI”) Supersector Index and from that selection list the 50 stocks are selected. The SX5E universe is defined as all components of the 20 EURO STOXX Regional Supersector indices. The EURO STOXX Supersector indices represent the Eurozone portion of the STOXX 600 Supersector indices, which contain the 600 largest stocks traded on the major exchanges of 18 European countries. Each component’s weight is capped at 10% of the SX5E’s total free-float market capitalization. Additional information regarding the SX5E may be obtained from the STOXX Limited website: stoxx.com. We are not incorporating by reference the website or any material it includes in this pricing supplement.

Select information regarding top constituents, country, industry and/or sector weightings may be made available on the index sponsor’s website.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this document or any document incorporated herein by reference. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the underlying index.

Information as of market close on February 26, 2025:

Bloomberg Ticker Symbol:	SX5E <Index>	52 Week High (on February 18, 2025):	5,533.84
Current Index Level:	5,527.99	52 Week Low (on August 5, 2024):	4,571.60
52 Weeks Ago (on February 26, 2024):	4,864.29

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Historical Information

The table below sets forth the published high and low closing levels, as well as end-of-quarter closing level, of the underlying index for the specified period. The closing level of the underlying index on February 26, 2025 was 5,527.99 (its “hypothetical initial index level”). The associated graph shows the closing levels of the underlying index for each day from January 1, 2015 to February 26, 2025. The dotted line represents its hypothetical coupon barrier and hypothetical trigger level of 3,869.59, which is equal to 70% of its hypothetical initial index level. Its actual initial index level, coupon barrier and trigger level will be set on the trade date. We obtained the information in the table below from Bloomberg, without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the underlying index should not be taken as an indication of its future performance, and no assurance can be given as to the closing level of the underlying index at any time during the term of the securities.

EURO STOXX 50® Index	High	Low	Period End
2021
First Quarter	3,926.20	3,481.44	3,919.21
Second Quarter	4,158.14	3,924.80	4,064.30
Third Quarter	4,246.13	3,928.53	4,048.08
Fourth Quarter	4,401.49	3,996.41	4,298.41
2022
First Quarter	4,392.15	3,505.29	3,902.52
Second Quarter	3,951.12	3,427.91	3,454.86
Third Quarter	3,805.22	3,279.04	3,318.20
Fourth Quarter	3,986.83	3,331.53	3,793.62
2023
First Quarter	4,315.05	3,856.09	4,315.05
Second Quarter	4,408.59	4,218.04	4,399.09
Third Quarter	4,471.31	4,129.18	4,174.66
Fourth Quarter	4,549.44	4,014.36	4,521.44
2024
First Quarter	5,083.42	4,403.08	5,083.42
Second Quarter	5,100.90	4,839.14	4,894.02
Third Quarter	5,067.45	4,571.60	5,000.45
Fourth Quarter	5,041.01	4,729.71	4,895.98
2025
First Quarter (through February 26, 2025)	5,533.84	4,871.45	5,527.99

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EURO STOXX 50® Index – Daily Closing Levels January 1, 2015 to February 26, 2025

February 2025 Page 27

$• Trigger Callable Contingent Yield Securities due on or about March 4, 2027

Based on the worst performing of the Russell 2000® Index, the S&P 500® Index and the EURO STOXX 50® Index

Additional Information About the Securities

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Provisions:
Record date:

The record date for each coupon payment date shall be the business day prior to such scheduled coupon payment date; provided, however, that any contingent coupon payable at maturity or upon issuer call shall be payable to the person to whom the payment at maturity or issuer call amount, as the case may be, shall be payable.

Trustee:	U.S. Bank Trust National Association
Calculation agent:	UBS Securities LLC
Tax considerations:

The U.S. federal income tax consequences of your investment in the securities are uncertain. There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as the securities. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Material U.S. Federal Income Tax Consequences”, including the section “— Securities Treated as Prepaid Derivatives or Prepaid Forwards with Associated Contingent Coupons” in the accompanying product supplement and to discuss the tax consequences of your particular situation with your tax advisor. This discussion is based upon the U.S. Internal Revenue Code of 1986, as amended (the “Code”), final, temporary and proposed U.S. Department of the Treasury (the “Treasury”) regulations, rulings and decisions, in each case, as available and in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. Tax consequences under state, local and non-U.S. laws are not addressed herein. No ruling from the U.S. Internal Revenue Service (the “IRS”) has been sought as to the U.S. federal income tax consequences of your investment in the securities, and the following discussion is not binding on the IRS.

U.S. Tax Treatment. Pursuant to the terms of the securities, UBS and you agree, in the absence of a statutory or regulatory change or an administrative determination or judicial ruling to the contrary, to characterize the securities as prepaid derivative contracts with respect to the underlying indices. If your securities are so treated, any contingent coupon that is paid by UBS (including on the maturity date or call settlement date) should be included in your income as ordinary income in accordance with your regular method of accounting for U.S. federal income tax purposes.

In addition, excluding amounts attributable to any contingent coupon, you should generally recognize gain or loss upon the taxable disposition of your securities in an amount equal to the difference between the amount you receive at such time (other than amounts or proceeds attributable to a contingent coupon or any amount attributable to any accrued but unpaid contingent coupon) and the amount you paid for your securities. Such gain or loss should generally be long-term capital gain or loss if you have held your securities for more than one year (otherwise such gain or loss should be short-term capital gain or loss). The deductibility of capital losses is subject to limitations. Although uncertain, it is possible that proceeds received from the taxable disposition of your securities prior to a coupon payment date, but that could be attributed to an expected contingent coupon, could be treated as ordinary income. You should consult your tax advisor regarding this risk.

Based on certain factual representations received from us, our special U.S. tax counsel, Cadwalader, Wickersham & Taft LLP, is of the opinion that it would be reasonable to treat your securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the securities, it is possible that your securities could alternatively be treated for tax purposes as a single contingent payment debt instrument, or pursuant to some other characterization, such that the timing and character of your income from the securities could differ materially and adversely from the treatment described above, as described further under “Material U.S. Federal Income Tax Consequences”, including the section “— Securities Treated as Prepaid Derivatives or Prepaid Forwards with Associated Contingent Coupons” in the accompanying product supplement.

Section 1297. We will not attempt to ascertain whether any index constituent stock issuer would be treated as a “passive foreign investment company” (a “PFIC”) within the meaning of Section 1297 of the Code. If any such entity were so treated, certain adverse U.S. federal income tax consequences might apply upon the taxable disposition of a security. U.S. holders should refer to information filed with the SEC or the equivalent governmental authority by such entities and consult their tax advisors regarding the possible consequences to them if any such entity is or becomes a PFIC.

Except to the extent otherwise required by law, UBS intends to treat your securities for U.S. federal income tax purposes in accordance with the treatment described above and under “Material U.S. Federal Income Tax Consequences”, including the section “— Securities Treated as Prepaid Derivatives or Prepaid Forwards with Associated Contingent Coupons”, in the accompanying product supplement unless and until such time as the IRS and the Treasury determine that some other treatment is more appropriate.

Notice 2008-2. In 2007, the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, which might include the securities. Notice 2008-2 focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to

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$• Trigger Callable Contingent Yield Securities due on or about March 4, 2027

Based on the worst performing of the Russell 2000® Index, the S&P 500® Index and the EURO STOXX 50® Index

these instruments and the relevance of factors such as the nature of the underlying property to which the instruments are linked. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. Both U.S. and non-U.S. holders should consult their tax advisors regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

Medicare Tax on Net Investment Income. U.S. holders that are individuals, estates, or certain trusts are subject to an additional 3.8% tax on all or a portion of their “net investment income,” which may include any income or gain realized with respect to the securities, to the extent of their net investment income that when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), $125,000 for a married individual filing a separate return or the dollar amount at which the highest tax bracket begins for an estate or a trust. The 3.8% Medicare tax is determined in a different manner than the income tax. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Specified Foreign Financial Assets. U.S. holders may be subject to reporting obligations with respect to their securities if they do not hold their securities in an account maintained by a financial institution and the aggregate value of their securities and certain other “specified foreign financial assets” (applying certain attribution rules) exceeds an applicable threshold. Significant penalties can apply if a U.S. holder is required to disclose its securities and fails to do so.

Non-U.S. Holders. The U.S. federal income tax treatment of the contingent coupons is unclear. Subject to Section 871(m) of the Code and FATCA, as discussed below, our special U.S. tax counsel is of the opinion that contingent coupons paid to a non-U.S. holder that provides us (and/or the applicable withholding agent) with a fully completed and validly executed applicable IRS Form W-8 should not be subject to U.S. withholding tax and we do not intend to withhold any tax on contingent coupons. However, it is possible that the IRS could assert that such payments are subject to U.S. withholding tax, or that another withholding agent may otherwise determine that withholding is required, in which case the other withholding agent may withhold up to 30% on such payments (subject to reduction or elimination of such withholding tax pursuant to an applicable income tax treaty). We will not pay any additional amounts in respect of such withholding. Subject to Section 897 of the Code and Section 871(m) of the Code, discussed below, gain realized from the taxable disposition of a security generally should not be subject to U.S. tax unless (i) such gain is effectively connected with a trade or business conducted by the non-U.S. holder in the U.S., (ii) the non-U.S. holder is a non-resident alien individual and is present in the U.S. for 183 days or more during the taxable year of such taxable disposition and certain other conditions are satisfied or (iii) the non-U.S. holder has certain other present or former connections with the U.S.

Section 897. We will not attempt to ascertain whether any index constituent stock issuer would be treated as a “United States real property holding corporation” (“USRPHC”) within the meaning of Section 897 of the Code. We also have not attempted to determine whether the securities should be treated as “United States real property interests” (“USRPI”) as defined in Section 897 of the Code. If any such entity and the securities were so treated, certain adverse U.S. federal income tax consequences could possibly apply, including subjecting any gain to a non-U.S. holder in respect of a security upon a taxable disposition of the securities to the U.S. federal income tax on a net basis, and the proceeds from such a taxable disposition may be subject to a 15% withholding tax. Non-U.S. holders should consult their tax advisors regarding the potential treatment of an index constituent stock issuer as a USRPHC and the securities as USRPI.

Section 871(m). A 30% withholding tax (which may be reduced by an applicable income tax treaty) is imposed under Section 871(m) of the Code on certain “dividend equivalents” paid or deemed paid to a non-U.S. holder with respect to a “specified equity-linked instrument” that references one or more dividend-paying U.S. equity securities or indices containing U.S. equity securities. The withholding tax can apply even if the instrument does not provide for payments that reference dividends. Treasury regulations provide that the withholding tax applies to all dividend equivalents paid or deemed paid on specified equity-linked instruments that have a delta of one (“delta-one specified equity-linked instruments”) issued after 2016 and to all dividend equivalents paid or deemed paid on all other specified equity-linked instruments issued after 2017. However, the IRS has issued guidance that states that the Treasury and the IRS intend to amend the effective dates of the Treasury regulations to provide that withholding on dividend equivalents paid or deemed paid will not apply to specified equity-linked instruments that are not delta-one specified equity-linked instruments and are issued before January 1, 2027.

Based on our determination that the securities are not “delta-one” with respect to any underlying index, our special U.S. tax counsel is of the opinion that the securities should not be delta-one specified equity-linked instruments and thus should not be subject to withholding on dividend equivalents. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Furthermore, the application of Section 871(m) of the Code will depend on our determinations on the date the terms of the securities are set. If withholding is required, we will not make payments of any additional amounts.

Nevertheless, after the date the terms are set, it is possible that your securities could be deemed to be reissued for tax purposes upon the occurrence of certain events affecting the underlying indices, index constituent stocks or your securities, and following such occurrence your securities could be treated as delta-one specified equity-linked instruments that are subject to withholding on dividend equivalents. It is also possible that withholding tax or other tax under Section 871(m) of the Code could apply to the securities under these rules if you enter, or have

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$• Trigger Callable Contingent Yield Securities due on or about March 4, 2027

Based on the worst performing of the Russell 2000® Index, the S&P 500® Index and the EURO STOXX 50® Index

entered, into certain other transactions in respect of the underlying indices, index constituent stocks or the securities. If you enter, or have entered, into other transactions in respect of the underlying indices, index constituent stocks or the securities, you should consult your tax advisor regarding the application of Section 871(m) of the Code to your securities in the context of your other transactions.

Because of the uncertainty regarding the application of the 30% withholding tax on dividend equivalents to the securities, you are urged to consult your tax advisor regarding the potential application of Section 871(m) of the Code and the 30% withholding tax to an investment in the securities.

Foreign Account Tax Compliance Act. Legislation commonly referred to as the Foreign Account Tax Compliance Act (“FATCA”) generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. This legislation generally applies to certain financial instruments that are treated as paying U.S.-source interest or other U.S.-source “fixed or determinable annual or periodical” income (“FDAP income”). Withholding (if applicable) applies to payments of U.S.-source FDAP income and to payments of gross proceeds of the disposition (including upon retirement) of certain financial instruments treated as providing for U.S.-source interest or dividends. As the treatment of the securities is unclear, it is possible that any contingent coupon payment with respect to the securities could be subject to the FATCA rules. It is also possible in light of this uncertainty that an applicable withholding agent will treat gross proceeds of a disposition (including upon retirement) of the securities as being subject to the FATCA rules. If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld. Both U.S. and non-U.S. holders should consult their tax advisors regarding the potential application of FATCA to the securities.

Proposed Legislation. In 2007, legislation was introduced in Congress that, if it had been enacted, would have required holders of securities similar to the securities purchased after the bill was enacted to accrue interest income over the term of such securities despite the fact that there may be no contingent coupon over the entire term of such securities.

Furthermore, in 2013, the House Ways and Means Committee released in draft form certain proposed legislation relating to financial instruments. If it had been enacted, the effect of this legislation generally would have been to require instruments such as the securities to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions.

It is not possible to predict whether any similar or identical bills will be enacted in the future, or whether any such bill would affect the tax treatment of your securities. You are urged to consult your tax advisor regarding the possible changes in law and their possible impact on the tax treatment of your securities.

Both U.S. and non-U.S. holders are urged to consult their tax advisors concerning the application of U.S. federal income tax laws to their particular situations, as well as any tax consequences of the purchase, beneficial ownership and disposition of the securities arising under the laws of any state, local, non-U.S. or other taxing jurisdiction (including those of the index constituent stock issuers).

Use of proceeds and hedging:

We will use the net proceeds we receive from the sale of the securities for the purposes we describe in the accompanying product supplement under “Use of Proceeds.” We and/or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the securities as described below.

In connection with the sale of the securities, we and/or our affiliates may enter into hedging transactions involving the execution of long-term or short-term interest rate swaps, futures and option transactions or purchases and sales of securities before, on and after the trade date of the securities. From time to time, we and/or our affiliates may enter into additional hedging transactions or unwind those we have entered into.

We and/or our affiliates may acquire a long or short position in securities similar to the securities from time to time and may, in our or their sole discretion, hold or resell those securities.

The hedging activity discussed above may adversely affect the market value of the securities from time to time and the payment at maturity, if any. See “Risk Factors” in this document for a discussion of these adverse effects.

Supplemental information regarding plan of distribution (conflicts of interest); secondary markets (if any):

Pursuant to the terms of a distribution agreement, UBS will agree to sell to UBS Securities LLC, and UBS Securities LLC will agree to purchase from UBS, the stated principal amount of the securities specified on the front cover of this document at the price to public less a fee of $10.667 per $1,000.00 stated principal amount of securities. UBS Securities LLC will agree to resell all of the securities to Morgan Stanley Wealth Management with an underwriting discount of $10.667 reflecting a fixed sales commission of $8.00 and fixed structuring fee of $2.667 per $1,000.00 stated principal amount of securities that Morgan Stanley Wealth Management sells. UBS or an affiliate will also pay a fee to LFT Securities, LLC, an entity in which an affiliate of Morgan Stanley Wealth Management and an affiliate of UBS Securities LLC each has an ownership interest, for providing certain electronic platform services with respect to this offering.

UBS, UBS Securities LLC or any other affiliate of UBS may use this document, the accompanying product supplement, the accompanying index supplement and the accompanying prospectus in a market-making

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$• Trigger Callable Contingent Yield Securities due on or about March 4, 2027

Based on the worst performing of the Russell 2000® Index, the S&P 500® Index and the EURO STOXX 50® Index

transaction for any securities after their initial sale. In connection with the offering, UBS, UBS Securities LLC, any other affiliate of UBS or any other securities dealers may distribute this document, the accompanying product supplement, the accompanying index supplement and the accompanying prospectus electronically. Unless UBS or its agent informs the purchaser otherwise in the confirmation of sale, this document, the accompanying product supplement, the accompanying index supplement and the accompanying prospectus are being used in a market-making transaction.

Conflicts of Interest. UBS Securities LLC is an affiliate of UBS and, as such, has a “conflict of interest” in this offering within the meaning of Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121. In addition, UBS will receive the net proceeds (excluding the underwriting discount) from the initial public offering of the securities and, thus creates an additional conflict of interest within the meaning of FINRA Rule 5121. UBS Securities LLC is not permitted to sell securities in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

UBS Securities LLC and its affiliates may offer to buy or sell the securities in the secondary market (if any) at prices greater than UBS’ internal valuation. The value of the securities at any time will vary based on many factors that cannot be predicted. However, the price (not including UBS Securities LLC’s or any affiliate’s customary bid-ask spreads) at which UBS Securities LLC or any affiliate would offer to buy or sell the securities immediately after the trade date in the secondary market is expected to exceed the estimated initial value of the securities as determined by reference to our internal pricing models. The amount of the excess will decline to zero on a straight line basis over a period ending no later than 6 weeks after the trade date, provided that UBS Securities LLC may shorten the period based on various factors, including the magnitude of purchases and other negotiated provisions with selling agents. Notwithstanding the foregoing, UBS Securities LLC and its affiliates intend, but are not required, to make a market for the securities and may stop making a market at any time. For more information about secondary market offers and the estimated initial value of the securities, see “Risk Factors — Estimated Value Considerations” and “— Risks Relating to Liquidity and Secondary Market Price Considerations” in this document.

Prohibition of sales to EEA retail investors:

The securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129, as amended. Consequently no key information document required by Regulation (EU) No 1286/2014 (the “EU PRIIPs Regulation”) for offering or selling the securities or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the securities or otherwise making them available to any retail investor in the EEA may be unlawful under the EU PRIIPs Regulation.

Prohibition on sales to UK retail investors:

The securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA. Consequently no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the securities or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the securities or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

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You should rely only on the information incorporated by reference or provided in this preliminary pricing supplement, the accompanying product supplement, the accompanying index supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this preliminary pricing supplement is accurate as of any date other than the date on the front of the document.

TABLE OF CONTENTS

Preliminary Pricing Supplement

Summary Terms	1
Additional Information About UBS and the Securities	2
Investment Summary	3
Key Investment Rationale	4
Investor Suitability	5
How the Securities Work	7
Hypothetical Examples	8
Risk Factors	11
Information About the Underlying Indices	19
Additional Information About the Securities	28

Product Supplement
Product Supplement Summary	PS-1
Specific Terms of Each Security Will Be Described in the Applicable Supplements	PS-1
The Securities are Part of a Series	PS-1
Denomination	PS-2
Coupons	PS-2
Early Redemption	PS-3
Payment at Maturity for the Securities	PS-3
Defined Terms Relating to Payment on the Securities	PS-4
Valuation Dates	PS-5
Valuation Periods	PS-6
Payment Dates	PS-6
Closing Level	PS-7
Intraday Level	PS-7
What are the Tax Consequences of the Securities?	PS-8
Risk Factors	PS-9
General Terms of the Securities	PS-26
Use of Proceeds and Hedging	PS-53
Material U.S. Federal Income Tax Consequences	PS-54
Certain ERISA Considerations	PS-77
Supplemental Plan of Distribution (Conflicts of Interest)	PS-77

Index Supplement
Index Supplement Summary	IS-1
Underlying Indices And Underlying Index Publishers	IS-2
Dow Jones Industrial AverageTM	IS-2
Nasdaq-100 Index®	IS-6
Russell 2000® Index	IS-13
S&P 500® Equal Weight Index	IS-21
S&P 500® Index	IS-23
S&P Select Sector Indices	IS-31
Non-U.S. Indices	IS-34
EURO STOXX 50® Index	IS-34
EURO STOXX® Banks Index	IS-40
FTSE® 100 Index	IS-46
MSCI Indexes	IS-52
MSCI-EAFE® Index	IS-52
MSCI® Emerging Markets IndexSM	IS-52
MSCI® Europe Index	IS-52
Nikkei 225 Index	IS-58

Prospectus
Introduction	1
Cautionary Note Regarding Forward-Looking Statements	3
Incorporation of Information About UBS AG	6
Where You Can Find More Information	7
Presentation of Financial Information	8
Limitations on Enforcement of U.S. Laws Against UBS AG, Its Management and Others	8
UBS AG	8
Swiss Regulatory Powers	10
Use of Proceeds	11
Description of Debt Securities We May Offer	11
Description of Warrants We May Offer	48
Legal Ownership and Book-Entry Issuance	65
Considerations Relating to Indexed Securities	69
Considerations Relating to Floating Rate Securities	72
Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency	75
U.S. Tax Considerations	77
Tax Considerations Under the Laws of Switzerland	88
Benefit Plan Investor Considerations	90
Plan of Distribution	92
Validity of the Securities	95

$•

UBS AG

Trigger Callable Contingent Yield Securities

due on or about March 4, 2027

Preliminary Pricing Supplement dated February 27, 2025

(To Product Supplement dated February 6, 2025,

Index Supplement dated February 6, 2025

and Prospectus dated February 6, 2025)

UBS Investment Bank

UBS Securities LLC